EXHIBIT 15.2

Consent of Jun He Law Offices

April 26, 2013

AutoNavi Holdings Limited
16/F, Section A, Focus Square
No 6. Futong East Avenue, Wangjing
Chaoyang District
Beijing 100102
The People’s Republic of China

Dear Sir or Madam,

We hereby consent to the references to us by AutoNavi Holdings Limited (“the Company”) under the heading “Risks Related to Our Corporate Structure,” “Risks Related to Doing Business in China” and “Regulation” in the Annual Report on Form 20-F of the Company for the year ended December 31, 2012.

Yours faithfully,
For and on behalf of

/s/ Jun He Law Offices